POWER OF ATTORNEY

Know all persons by these presents that I
James H Sills III the undersigned of Wilmington
Delaware hereby make constitute and appoint each of
Valerie M Quiett and Ingrid Nelson each of Durham
North Carolina signing singly my true and lawful
attorney in fact for me and in my name place and
stead giving unto each of said persons full and
equal power to act in my name place and stead to do
the following
i Execute for and on behalf of myself in
my capacity as an officer and or director of M&F
Bancorp Inc the Company Forms 3 4 and 5 in
accordance with Section 16a of the Securities and
Exchange Act of 1934 and the rules and regulations
adopted thereunder
ii Do and perform any and all acts for and
on behalf of myself that may be necessary or
desirable as determined by such attorney in factto
complete and execute such Forms 3 4 or 5 complete
and execute any amendment or amendments thereto and
file such forms with the United States Securities and
Exchange Commission any other governmental or
administrative authority and or any stock exchange
or similar authority and
iii Take any other action of any type
whatsoever in connection with the foregoing which in
the reasonable judgment of such attorney in fact may
be a benefit to in the best interest of and or
legally required by me
I hereby grant to each such attorney in fact
full power and authority to do and perform every act
which is required necessary or proper to be done in
the exercise of any of the rights and powers herein
granted as I might or could do if personally present
with full power of substitution or revocation and I
hereby ratify and confirm that all that each such
attorney in fact or such attorney in fact substitute
or substitutes shall lawfully do or cause to be done
by virtue of this Power of Attorney and the rights
and powers herein granted  Execution by either named
attorney in fact alone shall be sufficient and shall
be deemed my act in whatever capacity I might have so
acted in my own right  I acknowledge that the
foregoing attorneys in fact are serving in such
capacity at my request but are not assuming, nor is
the Company assuming any of my responsibilities to
comply with Section 16 of the Securities and Exchange
Act of 1934
This Power of Attorney shall remain in full and
force and effect until I am no longer required to
file Forms 3 4 and 5 with respect to my holdings of
and transactions in securities issued by the Company
unless earlier revoked by me in a signed writing
delivered to the foregoing attorneys in fact
This Power of Attorney is effective immediately
and shall not be effected by my subsequent incapacity
or mental incompetence
Signature
James H Sills III
August 12 2014